Exhibit 99.1

Supernus and Indivior Complete Merger Creating a Diversified CNS Biopharmaceutical Leader

•	Merger positions Supernus as a leading diversified central nervous system (CNS) biopharmaceutical company with a broad portfolio of marketed medicines, enhanced financial flexibility and a differentiated pipeline
•	Significantly enhances cash flow profile and scale, unlocking greater capacity to resource growth-driving products, advance CNS pipeline, and pursue strategic opportunities
•	Combined entity will operate as Supernus, Inc. and begin trading on the Nasdaq Global Market under the ticker symbol “SUPN” on November 3, 2026

ROCKVILLE, Md., November 2, 2026 – Supernus, Inc. (Nasdaq: SUPN)1 today announced the successful completion of the merger between Supernus Pharmaceuticals, Inc. and Indivior Pharmaceuticals, Inc. (Indivior). The combination officially launches Supernus, Inc., a leading diversified biopharmaceutical company dedicated to treating those living with central nervous system (CNS) diseases.

Supernus, Inc. Creates Immediate Scale and Expanded Capabilities

•	A Diversified Commercial Platform: An 11-product portfolio spans opioid use disorder, psychiatry, and neurology, and includes five core growth drivers – SUBLOCADE®, Qelbree®, GOCOVRI®, ONAPGO®, and ZURZUVAE® – that provide a durable foundation for long-term revenue expansion.
•	Established Financial Scale and Enhanced Cash Flow: Financial capacity to pursue further growth opportunities, including driving growth in its commercial portfolio, advancing its novel pipeline, and pursuing future business.

“Today marks a transformative milestone as we officially bring together two organizations united by a shared dedication to those living with complex neurological conditions,” said Jack Khattar, President and CEO of Supernus, Inc. “As one team, we are committed to expanding meaningful treatments for patients, executing seamlessly, and delivering long-term value for our shareholders.”

Tony Kingsley, Chair of the Board of Directors of Supernus, Inc., added, "This combination brings together best-in-class commercial capabilities, leading CNS therapies, and a strong financial foundation. We believe the combined company is exceptionally well positioned to pursue long-term growth while maintaining disciplined capital allocation and a commitment to creating shareholder value."

The Merger and Transaction Details

Under the terms of the definitive merger agreement, Supernus Pharmaceuticals, Inc. stockholders received 1.5401 common shares of Indivior Pharmaceuticals, Inc. for each share of Supernus Pharmaceuticals, Inc. they owned.

Stockholders of Indivior immediately prior to the closing of the merger will receive a one-time special cash dividend of $1.0 billion in the aggregate as previously announced. To finance the dividend to Indivior stockholders, the companies utilized a previously secured debt commitment of $650 million through a term loan facility provided by Citibank N.A., with the remaining portion funded by existing cash on hand of the combined company.

Upon the close of the transaction, former Indivior stockholders own approximately 56.5% of the combined company, and former Supernus Pharmaceuticals, Inc. stockholders own approximately 43.5% of the combined company, on a fully diluted basis.

Leadership and Governance

Supernus Pharmaceuticals’ current headquarters in Rockville, Md., will serve as the combined company’s global headquarters. Jack Khattar will serve as President, Chief Executive Officer and a member of the Board of Directors of the combined company, and Tony Kingsley, previously a member of Indivior’s Board of Directors, will serve as Board Chair. The combined company's Board of Directors has a total of eight directors, including four directors from each of the legacy companies.

Advisors

Cantor Fitzgerald & Co. served as lead financial advisor to Supernus Pharmaceuticals. Wells Fargo also served as an additional financial advisor to Supernus Pharmaceuticals. Saul Ewing LLP served as legal counsel to Supernus Pharmaceuticals and Morgan Lewis UK served as legal advisors to Supernus Pharmaceuticals with respect to certain ex-US matters.

Jefferies LLC and Piper Sandler & Co. served as joint financial advisors to Indivior and Goodwin Procter LLP served as legal counsel to Indivior. Citi also provided financial advice to Indivior, and Citibank, N.A. provided committed financing in support of the transaction.

Additional information about the transaction can be found on the Supernus website, which is listed below.

About Supernus, Inc.

Supernus, Inc. is a leading, diversified biopharmaceutical company focused on developing and commercializing treatments for patients living with central nervous system (CNS) diseases.

Our commercial portfolio includes approved treatments designed to support individuals navigating opioid use disorder (OUD), attention-deficit hyperactivity disorder (ADHD), dyskinesia in Parkinson’s disease (PD) for those receiving levodopa-based therapy, hypomobility in PD, postpartum depression (PPD), epilepsy, migraine, cervical dystonia, and chronic sialorrhea. Backed by strong commercial capabilities and scientific expertise, we are committed to continuous innovation, advancing a robust pipeline of novel product candidates to deliver meaningful outcomes for CNS patients.

For more information, please visit www.supernus.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are based on Supernus's current expectations, estimates, and assumptions and are subject to risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements regarding: the expected benefits of the merger between Supernus Pharmaceuticals, Inc. and Indivior Pharmaceuticals, Inc., including anticipated synergies, cost savings, enhanced cash flow, financial flexibility, and scale, and the timeframe for realizing them; the combined company's positioning as a leading diversified central nervous system (CNS) biopharmaceutical company; the expectation that the combined company's common stock will begin trading on the Nasdaq Global Market under the ticker symbol "SUPN" on November 3, 2026, and the related delisting and relisting; the expected performance of the combined company's 11-product portfolio and the potential of its five core growth drivers to provide a durable foundation for long-term revenue expansion; the combined company's plans and capacity to advance its CNS pipeline, pursue strategic growth opportunities and future business development, and allocate capital in a disciplined manner to create shareholder value; the integration of the legacy Supernus and Indivior businesses; the timing and progress of clinical trials and the receipt and timing of regulatory approvals; the expansion of manufacturing capabilities, including manufacture of ONAPGO at a second supplier; and the combined company's future financial performance and projected expenditures. Forward-looking statements also include any other statements that are not statements of historical fact, including those that use words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "outlook," "forecast," "guidance," "may," "will," "would," "could," "should," and similar expressions, although not all forward-looking statements contain these words.

All forward-looking statements involve risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to: the risk that the anticipated benefits, synergies, and cost savings of the merger may not be realized within the expected timeframe or at all; the difficulties and costs of integrating the legacy businesses of Supernus Pharmaceuticals, Inc. and Indivior Pharmaceuticals, Inc., and the risk that the integration may divert management attention or disrupt operations or relationships with customers, payors, suppliers, or employees; the effect of the combined company's indebtedness, including the term loan facility used to fund the special cash dividend, on its financial results; the Company's ability to sustain and increase its profitability; the Company's ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company's corporate strategy; the Company's future financial performance and projected expenditures; the Company's ability to increase the number of prescriptions written for, and net revenue from, each of its products and the products of its subsidiaries, and to commercialize those products; the Company's ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company's product research and development activities, including the timing and progress of the Company's clinical trials, and projected expenditures; the Company's ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company's product candidates or to manufacture ONAPGO at the second supplier; the Company's ability to protect its intellectual property and the intellectual property of its subsidiaries and to operate its business without infringing upon the intellectual property rights of others; the Company's expectations regarding federal, state, and foreign regulatory requirements; the therapeutic benefits, effectiveness, and safety of the Company's product candidates; the accuracy of the Company's estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company's ability to increase its manufacturing capabilities for its products, including ONAPGO, and product candidates; the Company's projected markets and growth in markets; the Company's product formulations and patient needs and potential funding sources; the Company's staffing needs; changes to laws and regulations applicable to our industry; the impact of macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes, and tariffs; and the other risks identified in the Company's filings with the SEC.

These forward-looking statements speak only as of the date of this press release, and Supernus, Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

End note

(1) As part of the closing process, Supernus Pharmaceuticals, Inc. will be delisted from Nasdaq. The combined company, Supernus, Inc., is expected to trade under the ticker symbol SUPN beginning on November 3, 2026. The combined company, Supernus, Inc., will trade under the ticker symbol INDV on November 2, 2026.

Supernus, Inc. Contacts

Investors

Peter Vozzo

ICR Healthcare

+1 443 213 0505

peter.vozzo@icrhealthcare.com

Media

mediacontacts@supernus.com